Digi International Acquires Rabbit Semiconductor

Highly Complementary Product Lines Extend Digi’s Leadership Position in Commercial
Grade Device Networking

Minnetonka, Minnesota, May 26, 2005—Digi International® Inc. (Nasdaq: DGII) today announced the acquisition of Rabbit Semiconductor, Inc., formerly Z-World™, Inc., a privately held corporation and the manufacturer of the popular Rabbit™ line of microprocessors and microprocessor-based core modules and Z-World single board computers. The acquisition is a merger transaction for $49 million of cash.

Based in Davis, California and employing 142 people, Rabbit generated $27.3 million in revenue and $1.4 million net income in their fiscal year ended September 30, 2004.

Rabbit’s value proposition is to provide quick-to-market solutions for a variety of systems and devices that typically require connections to the Internet. These solutions are used in building security, point of sale, parking systems, telecommunications, vehicle and ship systems, container tracking and a broad variety of similar applications. Similar to Digi, Rabbit bundles hardware and software together, creating an engineer-friendly development environment. Customers include Lockheed, Boeing, McDonnell Douglas, IBM, GM, Ford, and NASA, along with thousands of small- and medium-sized companies.

“The combination of Digi and Rabbit is very exciting because there is such a tight strategic and cultural fit,” said Joe Dunsmore, Chairman, President and CEO of Digi. “The product lines are complementary and the product and channel synergies will provide tremendous growth potential for the future. Conservatively, we believe the acquisition brings an incremental $100 million of addressable market that we believe will roughly double in four to five years.”

Norm Rogers, Founder and CEO of Z-World, said, “Digi is a perfect match for us, as we’re in adjacent segments of the same business. We understand each other and our corporate cultures are compatible. Our products fit together rather than butting against each other. I am confident this will be a highly successful combination.”

Complementary Product Lines
Rabbit products are primarily applied to endpoint devices and applications such as sensors, meters, vending machines, card readers, and scales. There are very stringent power, physical size, and software code size constraints often associated with these kinds of devices. By contrast, Digi products, including Digi’s ConnectCore™ and Digi Connect ME™ embedded modules and NetSilicon’s Net + ARM microprocessors, are typically used in integration point devices such as access control systems, alarm system controllers, HVAC controllers, industrial drives, as well as more complex endpoint devices such as kiosks, industrial printers, RFID readers, and security cameras.

Digi International Acquires Rabbit Semiconductor

Requirements for these devices typically include higher data speeds, larger and more complex software, and often a graphical user interface.

“This acquisition represents one plus one equals ten,” said Glen Allmendinger, President of Harbor Research, a consulting and research firm tracking the device networking and pervasive computing markets. “Customers in a wide range of industries and applications will benefit from Digi’s and Rabbit’s complementary skills, products and market reach. Rabbit provides networking solutions for endpoint devices that support many simple I/Os and sensors. Digi is the market leader in providing networking solutions for more sophisticated devices like industrial controllers and communications gateways. The combination of these two competencies provides customers a partner who can supply easy-to-integrate embedded networking solutions for both of these needs. Combining these leaders in the embedded device networking arena should lead to significant growth and value creation.”

With the Rabbit acquisition, Digi now has the widest range of embedded device networking solutions in the industry. Device manufacturers can select from a menu of microprocessors, operating systems, microprocessor-based modules and single board computers, to best fit their application, volume, cost, and time to market requirements.

Merger Specifics and Conference Call
Pursuant to the terms of the merger agreement, Rabbit became a wholly owned subsidiary of Digi. The cash purchase price was used to purchase all of the outstanding shares of Rabbit stock and to buy out all outstanding Rabbit stock options. Rabbit’s name was changed from Z-World, Inc. in the merger. Digi will retain Rabbit’s office in Davis, California.

Digi expects Rabbit to contribute in excess of $2.0 million in revenue for the third fiscal quarter of 2005 and in excess of $7.0 million for the fourth fiscal quarter of 2005. Digi anticipates Rabbit to contribute revenue in excess of $31 million for fiscal year 2006.

Digi anticipates that one-time expenses associated with the acquisition will reduce earnings per diluted share by $0.04 to $0.06 for the third fiscal quarter of 2005. Digi expects the Rabbit acquisition to be accretive by $0.01 to $0.02 per diluted share in the fourth fiscal quarter of 2005. For fiscal year 2006, Digi anticipates Rabbit to be accretive by $0.03 to $0.06 per diluted share. Digi expects Rabbit’s gross margin to be in a range of 51% to 53% in fiscal 2006.

Digi will host a conference call to discuss the transaction at 4:00 p.m. Central Time on Thursday, May 26, 2005, and invites all those interested to participate either by phone or on the Web. Participants can access the call directly by dialing 1-800-633-8489. International participants may access the call by dialing 212-676-4900. A replay will be available for one week following the call by dialing 1-800-633-8284 for domestic participants or 402-977-9140 for international participants and entering access code 21248160 when prompted. Participants may also access a live web cast of the conference call through the investor relations section of Digi’s web site, www.digi.com.

Digi International Acquires Rabbit Semiconductor

About Digi International
Digi International, based in Minneapolis, makes device networking easy by developing products and technologies that are cost effective and easy to use. Digi markets its products through a global network of distributors and resellers, systems integrators and original equipment manufacturers (OEMs).

For more information, visit Digi’s Web site at www.digi.com, or call 877-912-3444 (U.S.) or 952-912-3444 (International).

About Rabbit
Rabbit Semiconductor, Inc., based in Davis California and formerly named Z-World, offers a complete line of low-cost, high-performance embedded control solutions, including single-board computers, operator interfaces, and core modules for Internet/Ethernet connectivity. In 1989, Rabbit launched Dynamic C®, the first integrated software development system specifically designed for embedded single-board computers. This highly successful integration of hardware and software substantially reduces development time and cost. In November 1999, Rabbit launched a new fabless semiconductor division, Rabbit Semiconductor, specializing in high-performance microprocessors.

For additional Rabbit product information, please visit the Rabbit web site, www.rabbitsemiconductor.com.

Digi, Digi International, Net+ARM, ConnectCore, Connect ME, and the Digi logo are trademarks or registered trademarks of Digi International Inc. in the United States and other countries. Z-World, Dynamic C and Rabbit Semiconductor are trademarks or registered trademarks of Rabbit Semiconductor, Inc. All other brand names and product names are trademarks or registered trademarks of their respective owners.

Forward-looking Statements
This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which generally can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” target,” “estimate,” “may,” “will,” “expect,” “plan,” “project,” “should,” or “continue” or the negative thereof or other variations thereon or similar terminology. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of the business environment in which the companies operate, projections of future performance, perceived opportunities in the market and statements regarding the combined company’s mission and vision, future financial and operating results, and benefits of the transaction. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to the highly competitive market in which the companies operate, rapid changes in technologies that may displace products sold by the

Digi International Acquires Rabbit Semiconductor

combined company, declining prices of networking products, the combined company’s reliance on distributors, delays in product development efforts, uncertainty in consumer acceptance of the combined company’s products, and changes in the companies’ level of revenue or profitability. These forward-looking statements are neither promises nor guarantees, but are subject to risk and uncertainties that could cause actual results to differ materially from the expectations set forth in the forward-looking statements, including but not limited to uncertainties associated with economic conditions in the marketplace, particularly in the principal industry sectors served by the combined company, changes in customer requirements and in the volume of sales to principal customers, the ability of the combined company to achieve the anticipated benefits and synergies associated with this transaction, the challenges and risks associated with managing and operating business in numerous international locales, competition and technological change, and the risks that the businesses will not be integrated successfully.

These and other risks, uncertainties and assumptions identified from time to time in Digi’s filings with the Securities and Exchange Commission, including without limitation, its annual reports on Form 10-K and quarterly reports on Form 10-Q, could cause future results to differ materially from those expressed in any forward-looking statements. Many of such factors are beyond Digi’s ability to control or predict. These forward-looking statements speak only as of the date for which they are made. The companies disclaim any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Press Contacts:
S. (Kris) Krishnan
Digi International
952-912-3125
E-mail: s_krishnan@digi.com

Investor Contacts:
Kathryn McNeil
The Investor Relations Group
212-825-3210
E-mail: mail@investorrelationsgroup.com